Exhibit 99.1

ARMOUR Residential REIT, Inc. Reports 16.2%

Annualized ROE from Taxable REIT Income for Q4 2012

VERO BEACH, FL -- February 22, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB; NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended December 31, 2012.

Fourth Quarter 2012 Highlights and Financial Information

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Q4 2012 estimated taxable REIT income of approximately $90.3 million ($0.29 per Common share)

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Q4 2012 Common dividends paid were $83.6 million ($0.27 per Common share)

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Q4 2012 Preferred dividends paid were $1.0 million

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Q4 2012 Core Income of approximately $69.8 million ($0.22 per Common share)

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Q4 2012 GAAP income of approximately $115.8 million ($0.37 per Common share)

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Q4 2012 realized gains on Agency Securities sales totaled $20.5 million ($0.07 per Common share) compared to $15.1 million ($0.06 per Common share) in Q3 2012

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Q4 2012 estimated taxable REIT income results equal annualized yield on Q4 2012 weighted average additional paid-in capital of 16.2%

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Q4 2012 Core Income results equal annualized yield on Q4 2012 weighted average additional paid-in capital of 12.5%

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Q4 2012 average yield on assets of 2.47% and average net interest margin of 1.55%

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Q4 2012 annualized average principal repayment rate (CPR) of 14.1%

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As of December 31, 2012, there were 2,005,611 shares of Series A Preferred Stock outstanding

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As of December 31, 2012, there were 309,013,984 shares of Common Stock outstanding

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Book Value (shareholders’ equity) as of December 31, 2012 was $2.3 billion or $7.29 per diluted Common share outstanding.  The Company previously reported on February 13, 2013, that it estimated its then-current Book Value to be between $6.70 and $6.76 per diluted Common share.

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Additional paid-in capital as of December 31, 2012 was $2.2 billion or $7.31 per Common share outstanding

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The ARMOUR Residential REIT, Inc. monthly “Company Update” can be found at www.armourreit.com.

Q4 2012 Results

Taxable REIT Income and Core Income

Estimated taxable REIT income for the quarter ended December 31, 2012, was approximately $90.3 million. The weighted average additional paid-in capital for the quarter ended December 31, 2012, was $2.2 billion. The estimated taxable REIT income represents an annualized return on weighted average additional paid-in capital for the quarter of 16.2%. The Company distributes dividends based on its estimate of taxable earnings per common share, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (GAAP).  Taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company’s derivatives, which the company uses as hedges. These unrealized gains/losses are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income.

Core Income for the quarter ended December 31, 2012, was $69.8 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses.  Core Income may differ from GAAP earnings as GAAP earnings include the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities.

GAAP Earnings

For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its consolidated statement of comprehensive income. Due to the rise in interest rates during the quarter, the corresponding unrealized gain on derivatives was $25.5 million. GAAP net income for the fourth quarter of 2012 was $115.8 million, including realized gains on the sales of Agency Securities of $20.5 million.

Dividends

For the quarter ended December 31, 2012, the Company paid dividends of $0.09 per outstanding share of common stock for each month of the quarter resulting in payments to common stockholders of $83.6 million. For the quarter ended December 31, 2012, the Company paid dividends of $0.17 per outstanding share of Series A Preferred Stock for each month of the quarter resulting in payments to preferred stockholders of $1.0 million. The Company had estimated taxable REIT income available to pay dividends of $90.3 million in Q4 2012.

ARMOUR Residential REIT, Inc. Reports 16.2% Annualized ROE

from Taxable REIT Income for Q4 2012

February 22, 2013

Per Share Amounts

Calculations of quarterly amounts per Common share are based on the weighted average common shares outstanding (diluted) of 309.6 million for Q4 and 270.0 million for Q3.  The effects of dilution are not material.  Per Common share amounts are net of applicable dividends on Preferred Stock.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $19.1 billion as of December 31, 2012. During the fourth quarter of 2012, the annualized yield on average assets was 2.47%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.92% resulting in a net interest spread of 1.55% for the quarter.

The $19.1 billion portfolio of Agency Securities at December 31, 2012 consisted of 88.6% fixed rate Agency Securities and 11.4% ARMs and Hybrid ARMs.  The Company defines “Hybrid ARMs” as adjustable rate Agency Securities with longer than 18 months to rate reset and “ARMs” as adjustable Agency Securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage and Interest Rate Hedges

As of December 31, 2012, the Company financed its portfolio with approximately $18.4 billion of borrowings under repurchase agreements.  The Company’s debt to equity ratio, as measured to additional paid-in-capital, as of December 31, 2012, was 8.25 to 1. The Company’s debt-to-total shareholder equity ratio as of December 31, 2012, was 7.96 to 1.

As of December 31, 2012, the following information was available related to the Company’s interest rate risk and hedging activities: the Company’s repurchase agreements had a weighted-average maturity of approximately 34 days. The Company had a notional amount of $8.7 billion of various maturities of interest rate swap contracts with a weighted average swap rate of 1.2%.  The Company had a notional amount of $1.1 billion of various maturities of swaptions with a weighted average swap rate of 2.1%. The Company had a notional amount of $0.1 billion of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 1.8%.

Management Fee

ARMOUR’s management fee is 1.5% (per annum) of gross equity raised up to $1 billion and 0.75% (per annum) of gross equity raised above $1.0 billion.  As of December 31, 2012, ARMOUR’s effective management fee was 1.08% based on gross equity raised.  The previously reported February 2013 equity capital raises described below further reduced our effective management fees to 1.01%.  Economies of scale are achieved as the Company’s equity continues to increase.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income for the quarter ended December 31, 2012:

Quarter Ended December 31, 2012
GAAP net income	115.8
Unrealized gain on derivatives	(25.5)
Estimated taxable REIT income	90.3
Gain on sale of Agency Securities	(20.5)
Core Income	69.8

ARMOUR believes that the foregoing reconciliation of taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.  However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

ARMOUR Residential REIT, Inc. Reports 16.2% Annualized ROE

from Taxable REIT Income for Q4 2012

February 22, 2013

Share Count and Equity Capital Raises

Common Stock

The Company issued 13,384 shares of common stock during the fourth quarter of 2012 under our dividend reinvestment plan at a weighted average price of $6.83 per share. As of December 31, 2012, there were 309,013,984 common shares outstanding.

On February 20, 2013, we completed the sale of 65,000,000 shares of our Common Stock at net price to us of $6.75 per share, for an aggregate total of $438.5 million after our other offering expenses.  The Underwriters have 30 days to exercise an overallotment option to purchase up to an additional 9,750,000 shares Common Stock under their overallotment option.

Series A Preferred Stock

The Company issued 220,611 shares of our 8.25% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) in at-the-market offerings at a weighted average price of $25.51 per share during the fourth quarter of 2012.  As of December 31, 2012, there were 2,005,611 shares of Series A Preferred Stock outstanding, an increase of 12.4% from September 30, 2012.

Series B Preferred Stock

On February 12, 2013, we completed the sale of 5,400,000 shares of our 7.875% Series B Cumulative Preferred Stock (“Series B Preferred Stock”) at $25.00 per share, for an aggregate total of $135.0 million.  Net proceeds after underwriting fees and expenses were approximately $130.5 million. The Underwriters have 30 days to exercise an overallotment option to purchase up to an additional 810,000 shares of Series B Preferred Stock. On February 20, 2013 the underwriters purchased 250,000 shares of the 810,000 shares of Series B Preferred Stock available under the overallotment option.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC. ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission (“SEC”).  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340